确认函
Confirmation Letter

致：趣凡网络科技（香港）有限公司(以下称"**趣凡香港**")
To: Qufan Internet Technology (HK) Limited ("Qufan HK")

鉴于：
Whereas:

A. 趣凡信息技术（深圳）有限公司系趣凡香港的全资子公司（以下称"**趣凡深圳**"）；
Qufan Information Technology (Shenzhen) Co., Ltd. is a wholly owned subsidiary of Qufan HK ("Qufan SZ");

B. 趣凡深圳分别与曹宇（中国身份证号码：211302198507211639）、张家慧（中国身份证号码：220104198806164441）、朱念洋（中国身份证号码：370212198801151519）、深圳市广天地科技有限公司（以下称"**广天地**"）（中国营业执照号：9144030068377950X5）于2017年1月10日签订了一份《授权委托书》（以下合称"**《授权委托书》**"），约定由曹宇、张家慧、朱念洋、广天地分别授权趣凡深圳全权代为行使其各自在深圳趣凡网络科技有限公司中享有的股东表决权及其他股东权利（以下称"**权利**"）。
Qufan SZ entered into a Power of Attorney on Jan 10, 2017 respectively with Cao Yu (Chinese identification No.: 211302198507211639) and Zhang Jia Hui (Chinese identification No.: 220104198806164441) and Zhu Nian Yang (Chinese identification No.: 220104198806164441) and Shenzhen Guantiandi Techology Co., Ltd ("Guang Tian Di") (China business license No.: 9144030068377950X5) (collectively referred to as the "**POA**"). Pursuant to the POA, Cao Yu and Zhang Jia Hui and Zhu Nian Yang and Guang Tian Di respectively delegate and authorize Qufan SZ to exercise their voting powers and all other shareholder rights in respect of Shenzhen Qufan Technology Co., Ltd. on their behalf (the "**Rights**").

就相关权利的行使事宜，趣凡深圳兹此确认如下：
Now therefore, with respect to the exercise of the Rights, Qufan SZ hereby confirms as follows:

1. 趣凡深圳确认，其行使《授权委托书》项下的权利应通过中国法律允许的方式取得趣凡香港的同意。
Qufan SZ confirms that, in exercising the Rights under the POA, it shall obtain the consent from the Qufan HK in the manner allowed by the PRC laws.

2. 趣凡深圳进一步确认，在中国法律允许的范围内，趣凡深圳应根据趣凡香港或趣凡香港指定的第三方指示行使权利。
Qufan SZ further confirms, in the context of Chinese law, the exercise of Rights should be in accordance with the instruction of Qufan HK or the third party designated by Qufan HK.

3. 本确认函自签署之日起生效，至《授权委托书》据其条款终止之日时终止。
This confirmation letter shall become effective upon execution, and maintain effective unless the POA is terminated in accordance with the provisions thereof.

4. 本确认函的订立、效力、解释、履行、修改和终止以及争议的解决适用中国的法律。
The execution, effectiveness, construction, performance, amendment and termination of this confirmation letter and the resolution of disputes hereunder shall be governed by the laws of China.

5. 本确认函以中文和英文书就；中英文版本如有冲突，应以中文版为准。
This confirmation letter is written in both Chinese and English language; in case there is any conflict between the Chinese version and the English version, the Chinese version shall prevail.

趣凡信息技术（深圳）有限公司
Qufan Internet Technology (SZ) Co.,Ltd
签署：
By: ______________
姓名：
Name:
职务：法定代表人
Title: Legal Representative
日期：
Date: